ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN
(2001 Restatement)

First Effective September 1, 1990
As Restated Effective January 1, 2001

ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN

(2001 Restatement)

TABLE OF CONTENTS

PREAMBLES

SECTION 1	INTRODUCTION

1.1	Definitions
	1.1.1	Accounts
	1.1.2	Affiliate
	1.1.3	Annual Enrollment Period
	1.1.4	Annual Valuation Date
	1.1.5	Beneficiary
	1.1.6	Code
	1.1.7	Committee
	1.1.8	Compensation
	1.1.9	Disability
	1.1.10	Effective Date
	1.1.11	Employer
	1.1.12	ERISA
	1.1.13	Excess Compensation
	1.1.14	Excess Savings Agreement
	1.1.15	Event of Maturity
	1.1.16	Participant
	1.1.17	Plan
	1.1.18	Plan Statement
	1.1.19	Plan Year
	1.1.20	Principal Sponsor
	1.1.21	Recognized Employment
	1.1.22	Retirement Savings Plan
	1.1.23	Unit Share
	1.1.24	Valuation Date
	1.1.25	Vested
1.2	Rules of Interpretation
1.3	Transitional Rules

SECTION 2	ELIGIBILITY AND ENROLLMENT

2.1	Eligibility
2.2	Special Eligibility Rule for Employees Eligible as of November 1, 2000

2.3	Special Eligibility Rule for Transition Benefit
2.4	Excess Savings Agreement
	2.4.1	Deferral Percentages
	2.4.2	Automatic Cancellation
	2.4.3	Voluntary Cancellation
	2.4.4	Form of Agreement
	2.4.5	Employer Administrative Error
2.5	Specific Exclusion

SECTION 3	ADDITIONS TO ACCOUNTS

3.1	Excess Savings Additions
	3.1.1	Amount
	3.1.2	Crediting the Account
3.2	Fixed Match Additions
	3.2.1	Amount
	3.2.2	Crediting the Account
	3.2.3	Eligible Participant
3.3	Performance Match Additions
	3.3.1	Amount
	3.3.2	Crediting the Account
	3.3.3	Eligible Participant
3.4	Transition Benefit
	3.4.1	Amount
	3.4.2	Crediting the Account
3.5	Nonduplication of Benefits

SECTION 4	ESTABLISHMENT AND ADJUSTMENT OF ACCOUNTS

4.1	Participant Accounts
	4.1.1.	Establishment of Accounts
	4.1.2.	Adjustment of Accounts
	4.1.3.	Investment of Accounts
	4.1.4.	Rules
4.2	Dividend Adjustment for Phantom Stock
4.3	Antidilution Adjustment for Phantom Stock
4.4	Not Funded

SECTION 5	VESTING ACCOUNTS

5.1	Full Vesting

SECTION 6	MATURITY

6.1	Events of Maturity
6.2	Effect of Maturity upon Further Participation in Plan

SECTION 7	DISTRIBUTION

7.1	Time of Distribution
7.2	Modification of Initial Designation and Failure to Designate
7.3	Forms of Distribution
7.4	Distribution in Cash
7.5	280G Limitation
7.6	Designation of Beneficiaries
	7.6.1	Right To Designate
	7.6.2	Failure of Designation
	7.6.3	Disclaimers of Beneficiaries
	7.6.4	Definitions
	7.6.5	Special Rules
	7.6.6	Spousal Rights
7.7	Death Prior to Full Distribution
7.8	Facility of Payment

SECTION 8	SPENDTHRIFT PROVISIONS

SECTION 9	AMENDMENT AND TERMINATION

9.1	Amendment and Termination
9.2	Change in Control
	9.2.1	In General
	9.2.2	Special Definitions
	9.2.3	Amendment
	9.2.4	Termination of Employment
	9.2.5	Pending Distributions
	9.2.6	Commutation of Installments
	9.2.7	Not Amendable

SECTION 10	ADMINISTRATION

10.1	Authority
10.2	Liability
10.3	Procedures
10.4	Claim for Benefits
10.5	Claims Procedure
	10.5.1	Original Claim
	10.5.2	Claims Review Procedure
	10.5.3	General Rules
10.6	Errors in Computations

SECTION 11	PLAN ADMINISTRATION

11.1	Principal Sponsor
	11.1.1	Officers
	11.1.2	Compensation and Organization Committee
	11.1.3	Board of Directors
	11.1.4	Amendment
11.2	Conflict of Interest
11.3	Administrator
11.4	Service of Process

SECTION 12	DISCLAIMERS

12.1	Term of Employment
12.2	Employment
12.3	Source of Payment
12.4	Guaranty
12.5	Delegation

ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN
(2001 Restatement)

                    WITNESSETH:  That

                    WHEREAS, ADC TELECOMMUNICATIONS, INC., a Minnesota corporation (the “Principal Sponsor”), by resolution of its Board of Directors, has heretofore established and maintained a nonqualified, unfunded, deferred compensation and supplemental retirement plan for the benefit of a select group of management or highly compensated eligible employees, which in its most restated form, is embodied in a document effective September 1, 1990 and entitled “ADC Telecommunications, Inc. 401(k) Excess Plan (1990 Restatement),” as amended by five amendments; and

                    WHEREAS, The Principal Sponsor has reserved to itself the power to make further amendments of the Plan documents; and

                    WHEREAS, It is desired to amend and restate the Plan documents to be a single document in the manner hereinafter set forth;

                    NOW, THEREFORE, The Plan documents are hereby amended and restated, effective as of January 1, 2001, to read in full as follows:

SECTION 1

INTRODUCTION

1.1     Definitions.  When the following terms are used herein with initial capital letters, they shall have the following meanings:

          1.1.1            Accounts - the following Accounts will be maintained under the Plan for Participants:

(a)                Total Account - for convenience of reference, the separate unfunded and unsecured general obligation of the Employer established with respect to each person who is a Participant in the Plan in accordance with Section 2, including the Participant’s Excess Savings Account, Fixed Match Account, Performance Match Account and Transition Benefit Account.

(b)                Excess Savings Account - the bookkeeping account maintained for each Participant to which is credited the voluntary deferral amounts specified in Section 3.1.

(c)                Fixed Match Account - the bookkeeping account maintained for each Participant to which is credited the fixed matching contribution amounts specified in Section 3.2.

(d)                Performance Match Account - the bookkeeping account maintained for each Participant to which is credited the performance matching contribution amounts specified in Section 3.3.

(e)                Transition Benefit Account - the bookkeeping account maintained for each Participant to which is credited the amount specified in Section 3.4.

          1.1.2            Affiliate - a business entity which is under “common control” with the Employer or which is a member of an “affiliated service group” that includes the Employer, as those terms are defined in section 414(b), (c) and (m) of the Code.  A business entity, which is a predecessor to the Employer, shall be treated as an Affiliate if the Employer maintains a plan of such predecessor business entity or if, and to the extent that, such treatment is otherwise required by regulations under section 414(a) of the Code.  A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code.  In addition to said required treatment, the Principal Sponsor may, in its discretion, designate as an Affiliate any business entity which is not such a “common control,” “affiliated service group” or “predecessor” business entity but which is otherwise affiliated with the Employer, subject to such limitations as the Principal Sponsor may impose.

          1.1.3            Annual Enrollment Period - the time period designated by the ADC Telecommunications, Inc. Corporate Benefits Department during which eligible employees may, pursuant to rules established by the ADC Telecommunications, Inc. Corporate Benefits Department, enroll in the Plan as Participants or change their deferral percentages under the Plan.  An Annual Enrollment Period for a Plan Year will end no later than December 31 of the preceding Plan Year.

          1.1.4            Annual Valuation Date - each December 31.

          1.1.5            Beneficiary - a person designated by a Participant (or automatically by operation of this Plan Statement) to receive all or a part of the Participant’s Total Account in the event of the Participant’s death prior to full distribution thereof.  A person so designated becomes a Beneficiary after the death of the Participant with respect to whom the person is a Beneficiary.

          1.1.6            Code - the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code.  Any reference in this Plan Statement to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any later amendment or replacement of that section or regulation.

          1.1.7            Committee - the Committee known as the ADC Retirement Committee, referred to in this Plan Statement as Committee or Retirement Committee.

          1.1.8            Compensation - Recognized Compensation as defined in the ADC Retirement Savings Plan, but for purposes of this Plan, determined without regard to the limitation in section 401(a)(17) of the Code ($170,000 in 2001, and as subsequently adjusted for inflation).

          1.1.9            Disability - a physical or mental condition resulting from injury or illness which is of such a nature that it constitutes total disability as defined for purposes of the group long-term disability insurance program maintained by the Employer, whether or not the individual is actually covered by such group long-term disability insurance program.

          1.1.10          Effective Date - September 1, 1990.

          1.1.11          Employer - the Principal Sponsor, any business entity affiliated with the Principal Sponsor that adopts the Plan, and any successor thereof that adopts the Plan.

          1.1.12          ERISA - the Employee Retirement Income Security Act of 1974, including applicable regulations for the specified section of ERISA.  Any reference in this Plan Statement to a section of ERISA, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

          1.1.13          Excess Compensation - Compensation for a Plan Year that exceeds the limitations in section 401(a)(17) of the Code for such Plan Year ($170,000 in 2001, and as subsequently adjusted for inflation).

          1.1.14          Excess Savings Agreement - the agreement which may be entered into by a Participant as provided in Section 2.2.

          1.1.15          Event of Maturity - any of the occurrences described in Section 6 by reason of which a Participant or Beneficiary may become entitled to a distribution from the Plan.

          1.1.16          Participant - an employee of the Employer who has satisfied the eligibility rules in Section 2 and receives a credit under an Account pursuant to the rules of Section 3.  An employee who has become a Participant shall be considered to continue as a Participant in the Plan until the Participant’s date of death or if earlier, the date upon which the Participant is no longer employed in Recognized Employment and upon which the Participant no longer has any Account under the Plan (that is, the Participant has both received a distribution of all of the Participant’s Total Account, if any).

          1.1.17          Plan - the program of deferred compensation and supplemental retirement income benefit of the Employer established for the benefit of employees eligible to participate therein, as first set forth in this Plan Statement.  (As used herein, “Plan” refers to the legal entity established by the Employer and not to the document pursuant to which the Plan is maintained.  That document is referred to herein as the “Plan Statement.”) The Plan shall be referred to as the ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN.”

          1.1.18          Plan Statement - this document entitled ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN (2001 Restatement)” as adopted by the Principal Sponsor effective as of January 1, 2001, as the same may be amended from time to time thereafter.

          1.1.19          Plan Year - the twelve (12) consecutive month period ending on any Annual Valuation Date.

          1.1.20          Principal Sponsor - ADC TELECOMMUNICATIONS, INC., a Minnesota corporation.

          1.1.21          Recognized Employment - employment as a common law employee of the Employer in a position which is:

(a)                classified as Recognized Employment under the Retirement Savings Plan; and

(b)                is at a salary grade for which the midpoint plus annual target cash incentive normally results in total target cash compensation equal to or greater than the Code section 401(a)(17) compensation limit which is $170,000 in 2000 (and is periodically adjusted under the Code for cost of living increases.)

The Employer’s classification of a person at the time of inclusion or exclusion in Recognized Employment shall be conclusive for the purpose of the foregoing rules.  No reclassification of a person’s status with the Employer, for any reason, without regard to whether it is initiated by a court, governmental agency or otherwise and without regard to whether or not the Employer agrees to such reclassification, shall result in the person being included in Recognized Employment, either retroactively or prospectively.  Any uncertainty concerning a person’s classification shall be resolved by excluding the person from Recognized Employment.

          1.1.22          Retirement Savings Plan - the tax qualified defined contribution plan of the Principal Sponsor established for the benefit of employees eligible to participate therein, as set forth in the document entitled “ADC RETIREMENT SAVINGS PLAN TRUST AGREEMENT (1999 Restatement)” as adopted by the Principal Sponsor effective as of April 1, 1999, as the same may be amended from time to time thereafter.

          1.1.23          Unit Share - a bookkeeping unit which is the equivalent of one (1) share of common stock of the Principal Sponsor.

          1.1.24          Valuation Date - the Annual Valuation Date and any day during which the New York Stock Exchange is open for business or any other date chosen by the Committee.

          1.1.25          Vested - nonforfeitable, i.e., a claim obtained by a Participant or the Participant’s Beneficiary to that part of an immediate or deferred benefit hereunder which arises from the Participant’s service, which is unconditional and which is legally enforceable against the Plan.

1.2     Rules of Interpretation.  An individual shall be considered to have attained a given age on the individual’s birthday for that age (and not on the day before).  The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year.  Notwithstanding any other provision of this Plan Statement or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participant or Beneficiary shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant or Beneficiary.  A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this Section.  In the absence of a conviction of felonious and intentional killing, the Employer shall determine whether the killing was felonious and intentional for the purposes of this Section.  Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; and the words “hereof”, “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to this entire Plan Statement and not to any particular paragraph or Section of this Plan Statement unless the context clearly indicates to the contrary.  The titles given to the various Sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.  Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.  This document has been adopted in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

1.3     Transitional Rules.  The Employer may adopt such transition rules as necessary to implement the Plan Statement effective January 1, 2001, including, but not limited to, permitting the execution of Excess Savings Agreements prior to that date.

SECTION 2

ELIGIBILITY AND ENROLLMENT

2.1     Eligibility.  An employee is eligible to enroll in this Plan for a Plan Year if such employee:  (i) is in Recognized Employment on the November 1 immediately proceeding such Plan Year; and (ii) is selected by the Committee to participate in the Plan for such Plan Year.

2.2     Special Eligibility Rule for Employees Eligible as of November 1, 2000.  Notwithstanding anything to the contrary, any employee who was eligible to participate in this Plan on or before November 1, 2000 shall remain eligible to participate in this Plan for each Plan Year following December 31, 2000 until such Participant’s Event of Maturity pursuant to Section 6 of this Plan.  Employees who are eligible to participate in this Plan pursuant to this rule shall not be subject to the automatic cancellation rules in Section 2.4.

2.3     Special Eligibility Rule for Transition Benefit.  Any employee of the Employer or an Affiliate who, in a Plan Year, receives: (i) Excess Compensation and (ii) a Transition Benefit under the ADC Retirement Savings Plan shall be eligible for a a contribution under this Plan.

2.4     Excess Savings Agreement.  To enroll for participation in this Plan, an eligible employee must complete an Excess Savings Agreement and deliver it to the Employer during the Annual Enrollment Period for the Plan Year in which the employee desires to participate in the Plan.  Subject to the provisions of Section 2.4.2 and Section 2.4.3, an employee’s Excess Savings Agreement shall remain in effect for each subsequent Plan Year.

          2.4.1            Deferral Percentages.  Elections for Excess Savings Additions may be made in increments of one percent (1%) and shall be equal to not less than one percent (1%) nor more than fifteen percent (15%) of the amount of the employee’s Compensation.  Such elections may be changed during any Annual Enrollment Period.

          2.4.2            Automatic Cancellation.  An employee’s Excess Savings Agreement shall be automatically cancelled upon the Participant’s termination of employment or, if the Participant remains an employee of the Employer but is no longer in Recognized Employment, the employee’s Excess Savings Agreement shall be automatically cancelled effective as of December 31 of the Plan Year in which the employee is no longer eligible to participate in this Plan.

          2.4.3            Voluntary Cancellation.  An eligible employee who has an Excess Savings Agreement in effect may cancel completely the Excess Savings Agreement as of any December 31.  Written notice of the cancellation must be delivered to the Employer during the Annual Enrollment Period for the Plan Year in which the employee desires the cancellation to be effective.

          2.4.4            Form of Agreement.  The Employer shall specify the form of the Excess Savings Agreement, the form of any notices modifying the Excess Savings Agreement, and all procedures for the delivery and acceptance of forms and notices.

          2.4.5            Employer Administrative Error.  Notwithstanding anything in this Section to the contrary, the Employer, in its sole discretion, may modify or accept an eligible employee’s Excess Savings Agreement during the Plan Year if the modification is necessary to correct an administrative error made by the Employer or if the Plan Administrator has failed to initially enroll the Participant as of January 1.  However, such modification shall only be to the extent necessary to correct the error.

2.5     Specific Exclusion.  Notwithstanding anything apparently to the contrary in the Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in the Plan, develop benefits under the Plan or be entitled to receive benefits under the Plan (either for the individual or the individual’s survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA).  If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in the Plan at any time.  If any individual not so defined has been erroneously treated as a Participant in the Plan, upon discovery of such error such individual’s erroneous participation shall immediately terminate ab initio and upon demand such individual shall be obligated to reimburse the Principal Sponsor for all amounts erroneously paid to that individual.

SECTION 3

ADDITIONS TO ACCOUNTS

3.1     Excess Savings Additions.

          3.1.1            Amount.  The Employer shall credit each Participant’s Excess Savings Account with the amount of deferred Compensation agreed to by each Participant pursuant to the Participant’s Excess Savings Agreement.  No excess savings additions shall be credited to an eligible employee’s account for a Plan Year prior to the date the employee has either:  (i) contributed the maximum amount of voluntary pretax elective deferrals to the Retirement Savings Plan allowable under Section 402(g) of the Code for the Plan Year; or (ii) earned Compensation that exceeds the limitations in Section 401(a)(17) of the Code for such Plan Year.

          3.1.2            Crediting the Account.  The amount of Excess Compensation deferred with respect to each Participant shall be credited in dollar amounts to the Participant’s Excess Savings Account as soon as administratively practicable following the last payroll cycle of a month for which the Compensation was deferred.

3.2     Fixed Match Additions.

          3.2.1            Amount.  The Employer shall credit each eligible Participant’s Fixed Match Account with an amount equal to one hundred percent (100%) of the first six percent (6%) of reduction in Excess Compensation for each pay period which was agreed to by the Participant pursuant to an Excess Savings Agreement.

          3.2.2            Crediting the Account.  The fixed match addition which is made with respect to a Participant shall be credited in dollar amounts to the Participant’s Match Account as soon as administratively practicable following the last payroll cycle of a month for which the fixed match is made.

          3.2.3            Eligible Participant.  For purposes of this Section 3.2, a Participant shall be an “Eligible Participant” for a Plan Year for any payroll cycle beginning after the date such Participant has completed one year of Eligibility Service (as determined under the Retirement Savings Plan) with the Employer or an Affiliate.

3.3     Performance Match Additions.

          3.3.1            Amount.  Each Plan Year, the Employer may (but shall not be required to) credit to each eligible Participant’s Performance Match Account a percentage of the eligible Participant’s Excess Compensation that is determined each Plan Year.  The percentage shall be the performance match percentage, if any, determined for making performance match contributions for the Plan Year under the Retirement Savings Plan.  The amount, if any, credited to each eligible Participant’s Performance Match Account for a Plan Year shall be a percentage (equal to the Performance Match Contribution percentage under the Retirement Savings Plan for such Plan Year) of the first six percent (6%) reduction in Excess Compensation under this Plan which was agreed to by the Participant pursuant to an Excess Savings Agreement.

          3.3.2            Crediting the Account.  The performance match addition which is made with respect to an eligible Participant shall be credited in dollar amounts to the Participant’s Performance Match Account as soon as administratively practicable following the Annual Valuation Date in the Plan Year for which the addition is made.

          3.3.3            Eligible Participant.  For purposes of this Section 3.3, a Participant shall be an “eligible Participant” for a Plan Year only if such Participant is on the last day of such Plan Year an employee of the Employer or an Affiliate (including for this purpose any Participant who then is on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer) and, prior to or during such Plan Year, the Participant has completed one year of Eligibility Service (as determined under the Retirement Savings Plan) with the Employer or an Affiliate.

3.4     Transition Benefit.

          3.4.1            Amount.  For a Plan Year in which an employee is eligible for a transition benefit under this Plan, the Employer shall credit a Transition Benefit Account established for such employee with an addition equal to the the employee's Excess Compensation for such Plan Year multipled by the transition benefit percentage determined for such employee under the Retirement Savings Plan for such Plan Year.  However, any transition benefit to be allocated and credited to a Participant’s Account which is in excess of the maximum permissible addition which would have been contributed on behalf of the Participant under the Retirement Savings Plan but for the limitation on annual additions imposed under section 415 of the Code shall be credited not to this Plan but to the ADC Telecommunications, Inc. Supplemental Retirement Plan.

          3.4.2            Crediting the Account.  The transition benefit addition which is made with respect to a Participant shall be credited in dollar amounts to the Participant’s Transition Benefit Account as soon as administratively practicable following the last day of the calendar month for which the addition is made.

3.5     Nonduplication of Benefits.  The Plan shall be construed to prevent the duplication of benefits provided under any other plan or arrangement, whether qualified or nonqualified, funded or unfunded, to the extent that such other benefits are provided directly or indirectly by the Employer.

SECTION 4

ESTABLISHMENT AND ADJUSTMENT OF ACCOUNTS

4.1.    Participant Accounts.

          4.1.1.           Establishment of Accounts.  The Committee shall cause a bookkeeping account to be kept in the name of each Participant which shall reflect the value the Participant deferral additions, fixed match additions, performance match additions, transition benefit additions, and any earnings thereon, credited to each Account of a Participant.

          4.1.2.           Adjustment of Accounts.  The Committee shall cause the value of each Account to be increased (or decreased) from time to time for distributions, additions, investment gains (or losses) and expenses charged to the Account.

          4.1.3.           Investment of Accounts.  Except as provided in Sections 4.2 and 4.3, amounts credited to a Participant’s Account will be adjusted for gains and losses to the same extent that equal amounts would have been adjusted if they had been invested as directed by the Participant in the subfund or subfunds designated by the Committee.

          4.1.4.           Rules.  The Committee shall establish additional rules for the adjustment of Accounts, including the times when additions shall be credited under Section 3 for the purpose of crediting gains or losses under this Section 4.

4.2     Dividend Adjustment for Phantom Stock.  At such time that dividends are paid on common stock of the Employer, the Unit Shares credited to the Participant’s Account, if any, shall be increased by crediting in Unit Shares the amount of the dividend which would have been paid if the number of Unit Shares had been shares of common stock of the Employer.

4.3     Antidilution Adjustment for Phantom Stock.  In the event that the outstanding shares of stock of the Employer, of whatever class or series, are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Employer or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or otherwise, then the number of Unit Shares credited to the Participant’s Account, if any, shall be adjusted so that the resulting number of Unit Shares shall be in the same ratio to the original number of Unit Shares as the number of shares of stock of the Employer, of whatever class or series, outstanding immediately after the transaction described above giving rise to an adjustment hereunder bears to the number of shares of stock of the Employer, of whatever class or series, outstanding immediately prior to the transaction.  Adjustments shall be made as are necessary to prevent dilution or enlargement of the benefits credited under the Plan.

4.4     Not Funded.  The obligations of the Employer to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employer to make such payments, and the Participant shall have no lien, prior claim or other security interest in any property of the Employer.  No fund, trust or account (other than a bookkeeping account or reserve) will be established or maintained by the Employer for the purpose of funding or paying the benefits promised under this Plan.  If such a fund is established, the property therein shall remain the sole and exclusive property of the Employer.  The Employer will pay the cost of the Plan out of its general assets.  All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the Employer’s obligation to Participants in the Plan and shall not be construed to impose on the Employer the obligation to create any separate fund for purposes of the Plan.

SECTION 5

VESTING ACCOUNTS

5.1     Full Vesting.  The Accounts of each Participant shall be fully (100%) Vested at all times.

SECTION 6

MATURITY

6.1     Events of Maturity.  A Participant’s Total Account shall mature and shall become distributable in accordance with Section 7 upon the earliest occurrence of any of the following events while in the employment of the Employer of an Affiliate:

(a)	the Participant’s death,

(b)	the Participant’s termination of employment, whether voluntary or involuntary,

(c)	the Participant’s Disability, or

(d)	termination of the Plan;

provided, however, that a transfer from Recognized Employment to employment with the Employer or an Affiliate that is other than Recognized Employment shall not constitute an Event of Maturity.

6.2     Effect of Maturity upon Further Participation in Plan.  On the occurrence of an Event of Maturity, a Participant shall cease to have any interest in the Plan other than the right to receive payment of all Accounts as provided in Section 7, adjusted from time to time as provided in Section 4.

SECTION 7

DISTRIBUTION

7.1     Time of Distribution.  Upon the occurrence of an Event of Maturity effective as to a Participant, the Employer shall make or commence distribution of the Participant’s Total Account (reduced by the amount of any applicable payroll, withholding and other taxes) as of one of the following times as the Participant shall designate in writing prior to the first Plan Year in which the Participant first receives additions to the Participant’s Accounts.

(a)      Annual Valuation Date.  Distribution may be made or commenced as of the Annual Valuation Date coincident with or next following the Event of Maturity.  Actual distribution shall be made or commenced in the calendar month immediately following the Annual Valuation Date or as soon thereafter as administratively feasible.

(b)      Quarterly Valuation Date.  Distribution may be made or commenced as of the quarterly Valuation Date coincident with or next following the Event of Maturity.  Actual distribution shall be made or commenced in the calendar month immediately following the quarterly Valuation Date or as soon thereafter as administratively feasible.

7.2     Modification of Initial Designation and Failure to Designate.

(a)      A Participant may rescind the initial designation of the form of distribution made pursuant to Sections 7.1 and 7.3 by making a new designation on a form designated by the Employer, provided that such new designation is made no later than the last day of the second Plan Year preceding the Plan Year in which distribution is to commence. (By way of example, a participation who receives a distribution in 2002 must make a new designation no later than December 31, 2000 for the new designation to be effective.)

(b)      A Participant who fails to designate a time and form of distribution shall receive their distribution in a single lump sum (pursuant to the rules of Sections 7.1 and 7.3) as of the quarterly Valuation Date coincident with or next following their Event of Maturity.

7.3     Forms of Distribution.  Distribution of the Participant’s Total Account shall be made to the Participant or the Beneficiary entitled to receive distribution (the “Distributee”) in one of the following ways as the Participant shall designate in writing prior to the first Plan Year in which the Participant first receives additions to the Participant’s Accounts.

(a)      Lump Sum.  If the Distributee is either a Participant or a Beneficiary, in a single lump sum.

(b)      Five Annual Installments.  If the Distributee is a Participant, in a series of substantially equal installments payable annually over a term of five (5) years.  If the Distributee is a Beneficiary of a Participant and distribution had commenced to the Participant over a five (5) year period, in a series of substantially equal installments payable annually over the remainder of the five (5) year period.  If the Distributee is a Beneficiary of a Participant and distribution had not commenced prior to the Participant’s death, in a series of substantially equal installments payable annually over a term of five (5) years.

The amount of the installment distribution to be made in substantially equal annual installments shall be determined by dividing the Account value as of the Valuation Date of the installment distribution by the number of remaining installments (including the installment being computed).

7.4     Distribution in Cash.  The Employer shall make or commence distribution of the Participant’s Total Account in cash.  The portion of the Participant’s Account credited with Unit Shares of phantom stock to be distributed as of a Valuation Date shall be converted to a dollar amount based on the greater of: (a) the stock price on the last day of the calendar quarter preceding payment, or (b) an average stock price used by the Trustee to purchase stock for the Retirement Savings Plan for the calendar quarter preceding payment.

7.5     280G Limitation.  The amount of any cash distribution to be received by the Participant under the Plan shall be reduced (but not below zero) by the amount, if any, necessary to prevent any part of any payment or benefit received or to be received by the Participant in connection with a Change of Control of the Employer (as defined in Section 9.2) or the termination of the Participant’s employment (whether payable under the terms of the Plan or any other plan, contract, agreement or arrangement with the Employer, with any person whose actions result in a Change in Control of the Employer or with any person constituting a member of an “affiliated group” (as defined in section 280G(d)(5) of the Code)), with the Employer or with any person whose actions result in a Change in Control of the Employer (such foregoing payments or benefits referred to collectively as the “Total Payments”) from being treated as an “excess parachute payment” within the meaning of section 280G(b)(1) of the Code, but only if and to the extent such reduction will also result in, after taking into account all applicable state or federal taxes (computed at the highest marginal rate) including any taxes payable pursuant to section 4999 of the Code, a greater after-tax benefit to the Participant than the after-tax benefit to the Participant of the Total Payments computed without regard to any such reduction.  For purposes of the foregoing, (a) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Employer and acceptable to the Participant does not constitute a “parachute payment” within the meaning of section 280G(b)(2) of the Code; (b) any reduction in payments under the Plan shall be computed by taking into account that portion of the Total Payments which constitute reasonable compensation within the meaning of section 280G(b)(4)(B) of the Code in the opinion of such tax counsel; (c) the value of any non-cash benefit or of any deferred cash payment included in the Total Payments shall be determined by the Employer in accordance with the principles of section 280G(d)(3) and (4) of the Code; and (d) in the event of any uncertainty as to whether a reduction in Total Payments to the Participant is required under the Plan, the Employer shall initially make the payment to the Participant and the Participant shall agree to refund to the Employer any amounts ultimately determined not to have been payable under the terms of this Section.

7.6     Designation of Beneficiaries.

          7.6.1            Right To Designate.  Each Participant may designate, upon forms to be furnished by and filed with the Employer, one or more primary Beneficiaries or alternative Beneficiaries to receive all of a specified part of the Participant’s Total Account in the event of the Participant’s death.  The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary or spouse.  No such designation, change or revocation shall be effective unless executed by the Participant and received by the Employer during the Participant’s lifetime.

          7.6.2            Failure of Designation.  If a Participant:

(a)	fails to designate a Beneficiary,

(b)	designates a Beneficiary and thereafter such designation is revoked without another Beneficiary being named, or

(c)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s Total Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of the Participant’s surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse
Participant’s surviving issue per stirpes and not per capita
Participant’s surviving parents
Participant’s surviving brothers and sisters
Representative of Participant’s estate.

          7.6.3            Disclaimers of Beneficiaries.  A Beneficiary entitled to a distribution of all or a portion of a deceased Participant’s Total Account may disclaim his or her interest therein subject to the following requirements.  To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of a Total Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death.  Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public.  A disclaimer shall state that the Beneficiary’s entire interest in the undistributed Total Account is disclaimed or shall specify what portion thereof is disclaimed.  To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Employer after the date of the Participant’s death but not later than nine (9) months after the date of the Participant’s death.  A disclaimer shall be irrevocable when delivered to the Employer.  A disclaimer shall be considered to be delivered to the Employer only when actually received by the Employer.  The Employer shall be the sole judge of the content, interpretation and validity of a purported disclaimer.  Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed.  A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 8 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment of alienation of benefits under this Plan.  No other form of attempted disclaimer shall be recognized by the Employer.

          7.6.4            Definitions.  When used herein and, unless the Participant has otherwise specified in his or her Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

          7.6.5            Special Rules.  Unless the Participant has otherwise specified in his or her Beneficiary designation, the following rules shall apply:

(a)      If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)      The automatic Beneficiaries specified in Section 7.6.2. and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c)      If the participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or the legal termination of marriage between the Participant and such person shall automatically revoke such designation.  (The foregoing shall not prevent the Participant from designation a former spouse as a Beneficiary on a form executed by the Participant and received by the Employer after the date of the legal termination of marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)      Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)      Any designation of a Beneficiary only by Statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence.  The employer shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

          7.6.6            Spousal Rights.  No spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits accumulated under the Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

7.7     Death Prior to Full Distribution.  If a Participant dies after an Event of Maturity but before distribution of the Participant’s Total Account has been completed, the remainder of the undistributed Total Account shall be distributed in the same manner as hereinbefore provided in the Event of Maturity by reason of death.  If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Total Account which is payable to the Beneficiary (and shall not be paid to the Participant’s estate).

7.8     Facility of Payment.  In case of the legal disability, including minority, or a Participant or Beneficiary entitled to receive any distribution under the Plan, payment shall be made, if the Employer shall be advised of the existence of such condition:

(a)      to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

(b)      to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Employer that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant of Beneficiary.

Any payment made in accordance with the foregoing provisions of this Section shall constitute a complete discharge of any liability or obligation of the Employer.

SECTION 8

SPENDTHRIFT PROVISIONS

No Participant or Beneficiary shall have any transmissible interest in any Account nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in possession or control of the Employer, nor shall the Employer recognize any assignment thereof, either in whole or in part, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Employer.

The power to designate Beneficiaries to receive the Total Account of a Participant in the event of the Participant’s death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber the Participant’s Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employer.

This Section shall not prevent the Employer from exercising, in its discretion, any of the applicable powers and options granted to them upon the occurrence of an Event of Maturity, as such powers may be conferred upon them by any provision hereof.

SECTION 9

AMENDMENT AND TERMINATION

9.1     Amendment and Termination.  The Compensation  and Organization Committee of the Board of Directors of ADC Telecommunications, Inc. hereby reserves the power to unilaterally amend the Plan Statement and to partially terminate or totally terminate the Plan and to reduce, suspend or discontinue its additions to the Plan, either prospectively or retroactively or both; provided that no amendment or termination shall be effective to reduce or divest the Accounts of any Participant without such Participant’s consent.  The Retirement Committee is authorized to amend the Plan Statement in any respect that does not materially increase the cost of the Plan.

9.2     Change in Control.

          9.2.1            In General.  Notwithstanding any other provision of the Plan Statement, Section 9.2.3, Section 9.2.4, Section 9.2.5 and Section 9.2.6 shall take effect if and only if a Maturity Date (as defined in the Retirement Savings Plan) occurs effective as to this Plan following a Change in Control.  A Maturity Date cannot occur if there is no Change in Control.  A Maturity Date effective as to this Plan does not occur merely because there is a Change in Control or merely because a Maturity Date occurs effective as to the Retirement Savings Plan.  A Maturity Date following a Change in Control must be effective as to this Plan.

          9.2.2            Special Definitions.  For purposes of this Section 9.2, the special definitions in Section 9.5.2 of the Retirement Savings Plan shall apply.

          9.2.3            Amendment.  Notwithstanding any other provision of the Plan Statement, during the two (2) years following the date of a Change in Control, the provisions of the Plan Statement may not be amended if any amendment would adversely affect the rights, expectancies or benefits provided by the Plan (as in effect immediately prior to the Change in Control), of any Participant, Beneficiary or other person entitled to payments under the Plan.  The Plan may not be terminated or merged with any other plan during the same two (2) year period.

          9.2.4            Termination of Employment.  Notwithstanding any other provision of the Plan Statement, the Total Account of any Participant actively employed on the date of a Change in Control who terminates employment for any reason including Good Reason, death, disability (as defined in section 22(e)(3) of the Code) or Cause during the two (2) years following the date of the Change in Control shall be distributed in a single lump sum cash payment as soon as administratively feasible after such termination.

          9.2.5            Pending Distributions.  Notwithstanding any other provision of the Plan Statement, any distribution (whether lump sum or installment) which is pending but which has not actually been made or commenced on the date of a Change in Control shall be distributed in a single lump sum cash payment as soon as administratively feasible after the date of the Change of Control.

          9.2.6            Commutation of Installments.  Notwithstanding any other provision of the Plan Statement, any remaining installments due to any Participant who terminated employment before the date of a Change of Control shall be distributed in a single lump sum cash payment as soon as administratively feasible after the date of the Change of Control.

          9.2.7            Not Amendable.  Notwithstanding any other provision of the Plan Statement, this Section 9.2 may not be amended to decrease any of the benefits which it provides during the two (2) years following the date of a Change in Control without the affirmative written consent of a majority in both number and interest of the Participants actively employed on the date of the Change in Control.

SECTION 10

ADMINISTRATION

10.1   Authority.  The Plan shall be administered by the Committee, which shall have full discretionary power and authority to administer and interpret the Plan and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amount of their respective interests.  The Committee may delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or employees of the Employer, such functions assigned to the Committee hereunder as it may from time to time deem advisable.

10.2   Liability.  No member of the Committee and no director or member of the management of the Employer shall be liable to any persons for any actions taken under the Plan, or for any failure to effect any of the objective or purposes of the Plan, by reason of insolvency or otherwise.

10.3   Procedures.  The Committee may from time to time adopt such rules and procedures as it deems appropriate to assist in the administration of the Plan.

10.4   Claim for Benefits.  No employee or other person shall have any claim or right to payment of any amount hereunder until payment has been authorized and directed by the Committee.

10.5   Claims Procedure.  Until modified by the Committee, the claims procedure set forth in this Section 10.5 shall be the claims procedure for the resolution of disputes and disposition of claims arising under the Plan.

          10.5.1          Original Claim.  Any employee, former employee, or Beneficiary of such employee or former employee may, if the employee, former employee or Beneficiary so desires, file with the Committee a written claim for benefits under the Plan.  Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim.  If the claim is denied in whole or in part, the Committee shall state in writing:

(a)	the specific reasons for the denial,

(b)	the specific references to the pertinent provisions of this Plan on which the denial is based,

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

(d)	an explanation of the claims review procedure set forth in this Section.

          10.5.2          Claims Review Procedure.  Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments.  Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days (120) from the date the request for review was filed) to reach a decision on the request for review.

          10.5.3          General Rules.

(a)      No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure.  The  Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

(b)      All decisions on original claims shall be made by the Committee and requests for a review of denied claims shall be made by the Committee.

(c)      The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

(d)      Claimants may be represented by a lawyer or other representative at their own expense, but the Committee reserves the right to require the claimant to furnish written authorization.  A claimant=s representative shall be entitled to copies of all notices given to the claimant.

(e)      The decision of the Committee on an original claim or on a request for a review of a denied claim shall be served on the claimant in writing.  If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

(f)       Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant=s representative shall have a reasonable opportunity to review a copy of this Plan Statement and all other pertinent documents in the possession of the Employer and its Affiliates.

10.6   Errors in Computations.  The Committee shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any Beneficiary to whom such benefit shall be payable, directly or indirectly, to the Committee, and used by the Committee in determining the benefit.  The Committee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant.  However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

SECTION 11

PLAN ADMINISTRATION

11.1   Principal Sponsor.

          11.1.1          Officers.  Except as hereinafter provided, functions generally assigned to the Principal Sponsor shall be discharged by its Compensation and Organization Committee of the Board of Directors of ADC Telecommunications, Inc. or delegated and allocated as provided herein.

          11.1.2          Compensation and Organization Committee.  Except as hereinafter provided, the Compensation and Organization Committee of the Board of Directors of ADC Telecommunications, Inc. may delegate and redelegate and allocate and reallocate to one or more persons or to an Employer of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Principal Sponsor hereunder as the Compensation and Organization Committee of the Board of Directors of ADC Telecommunications, Inc. may from time to time deem advisable.

          11.1.3          Board of Directors.  Notwithstanding the foregoing, the Compensation and Organization Committee of the Board of Directors of ADC Telecommunications, Inc. shall have exclusive authority, which may not be delegated, to act for the Principal Sponsor to terminate this Plan.

          11.1.4          Amendment.  The Principal Sponsor reserves the power to amend this Plan Statement in any respect and either prospectively or retroactively or both:

(a)      in any respect by resolution of its Compensation and Organization Committee of the Board of Directors of ADC Telecommunications, Inc.; and

(b)      in any respect that does not materially increase the cost of the Plan by action of the Retirement Committee.

11.2   Conflict of Interest.  If any officer or employee of the Employer or any member of the board of directors of the Employer to whom authority has been delegated or redelegated hereunder shall also be a Participant in the Plan, the Participant shall have no authority as such officer, employee or member with respect to any matter specially affecting the Participant’s individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other officers, employees or members as the case may be, to the exclusion of the Participant and the Participant shall act only in the Participant’s individual capacity in connection with any such material.

11.3   Administrator.  The Principal Sponsor shall be the administrator for purposes of Section 3(16)(A) of ERISA.

11.4   Service of Process.  In the absence of any designation to the contrary by the Principal Sponsor, the Secretary of the Principal Sponsor is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

SECTION 12

DISCLAIMERS

12.1   Term of Employment.  Neither the terms of the Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee.  The Employer shall not be obliged to continue the Plan.

12.2   Employment.  The terms of the Plan Statement shall not give any employee the right to be retained in the employment of the Employer.

12.3   Source of Payment.  Neither the Employer nor any of its officers nor any member of its board of directors in any way secure or guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant or to any Beneficiary or to any creditor of a Participant or a Beneficiary.  Each Participant, Beneficiary or other person entitled at any time to payments hereunder shall look solely to the assets of the Employer for such payments or to the Accounts distributed to any Participant or Beneficiary, as the case may be, for such payments.  In each case where Accounts shall have been distributed to a former Participant or a Beneficiary or to the person or any one of a group of persons entitled jointly to the receipt thereof and which purports to cover in full the benefit hereunder, such former Participant or Beneficiary, or such person or persons, as the case may be, shall have no further right or interest in the other assets of the Employer.

12.4   Guaranty.  Neither the Employer nor any of its officers nor any member of its board of directors shall be under any liability or responsibility for failure to effect any of the objectives or purposes of the Plan by reason of the insolvency of the Employer.

12.5   Delegation.  The Employer and its officers and the members of its board of directors shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan Statement or pursuant to procedures set forth in the Plan Statement.